Exhibit (h)(1)(ii)

1290 FUNDS

AMENDMENT NO. 2

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 2, dated as of February 29, 2016 (“Amendment No. 2”), to the Mutual Funds Service Agreement dated September 1, 2014 (the “Agreement”) between 1290 Funds, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC d/b/a 1290 Asset Managers, a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.	New Funds. 1290 DoubleLine Dynamic Allocation Fund, 1290 Retirement 2020 Fund, 1290 Retirement 2025 Fund, 1290 Retirement 2030 Fund, 1290 Retirement 2035 Fund, 1290 Retirement 2040 Fund, 1290 Retirement 2045 Fund, 1290 Retirement 2050 Fund, 1290 Retirement 2055 Fund and 1290 Retirement 2060 Fund are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

1290 FUNDS		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC d/b/a 1290 ASSET MANAGERS

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 2

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Fund(s)	Fee
1290 GAMCO Small/Mid Cap Value	The greater of 0.15% of each Fund’s average daily net assets, or $30,000 per Fund (or $30,000 for each allocated portion (or sleeve) of a Fund).
1290 High Yield Bond
1290 SmartBeta Equity
1290 Global Equity Managers
1290 Multi-Alternative Strategies
1290 Convertible Securities
1290 Unconstrained Bond Managers
1290 DoubleLine Dynamic Allocation
1290 Retirement 2020 Fund
1290 Retirement 2025 Fund
1290 Retirement 2030 Fund
1290 Retirement 2035 Fund
1290 Retirement 2040 Fund
1290 Retirement 2045 Fund
1290 Retirement 2050 Fund
1290 Retirement 2055 Fund
1290 Retirement 2060 Fund